                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

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                                         ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                            PARK NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 17, 2000

To the shareholders of Park National Corporation:	March 14, 2000

      NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Park National Corporation (“Park”) will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, on April 17, 2000, at 2:00 p.m., local time, for the following purposes:

1. To elect six directors to serve for terms of three years each.

2. To transact any other business which properly comes before the annual meeting or any adjournment.

      Only shareholders of record at the close of business on February 25, 2000, will be entitled to receive notice of and to vote at the annual meeting and any adjournment.

      You are cordially invited to attend the annual meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card promptly in the enclosed postage-paid, return-addressed envelope. Should you attend the annual meeting, you may revoke your proxy and vote in person. Attendance at the annual meeting will not, in and of itself, constitute revocation of your proxy.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 OF THE PROXY CARD AS DIRECTORS OF PARK.

By Order of the Board of Directors,

/s/ David C. Bowers

David C. Bowers, Secretary

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451

PROXY STATEMENT

      This proxy statement and the accompanying proxy card are being mailed to shareholders of Park National Corporation (“Park”) on or about March 14, 2000, in connection with the solicitation of proxies by the board of directors of Park for use at the annual meeting of shareholders called to be held on Monday, April 17, 2000, or any adjournment. The annual meeting will be held at 2:00 p.m., local time, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio.

      A proxy card for use at the annual meeting accompanies this proxy statement and is solicited by Park’s board of directors. A shareholder may use his proxy card if he is unable to attend the annual meeting in person or wishes to have his common shares voted by proxy even if he does attend the annual meeting. Without affecting any vote previously taken, any shareholder appointing a proxy may revoke it at any time before it is voted by filing with the Secretary of Park, at Park’s address shown on the cover page of this proxy statement, written notice of revocation; by executing a later-dated proxy card which is received by Park prior to the annual meeting; or by attending the annual meeting and giving notice of revocation in person. Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

      Only shareholders of record at the close of business on February 25, 2000, are entitled to receive notice of and to vote at the annual meeting and any adjournment. At the close of business on February 25, 2000, 9,719,637 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to the shareholders at the annual meeting. A quorum for the annual meeting is a majority of the outstanding common shares.

      If written notice is given by any shareholder to the President or the Secretary of Park before 2:00 p.m. on April 15, 2000, that the shareholder desires cumulative voting for the election of directors, and if an announcement of the giving of that notice is made upon the convening of the annual meeting by the Chairman or Secretary or by or on behalf of the shareholder giving the notice, each shareholder will have the right to cumulate his voting power in voting for directors. If cumulative voting is invoked, each shareholder will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by him, and will be entitled to distribute his votes among the candidates as he sees fit. If cumulative voting is requested, as described above, the enclosed proxy card would grant discretionary authority to the proxies named therein to cumulate votes and to distribute the votes among the candidates.

      Park will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the board of directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of Park and its subsidiaries by further mailing, telephone or personal contact. Park will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of common shares entitled to vote at the annual meeting.

      The annual report to the shareholders for the fiscal year ended December 31, 1999 is enclosed with this proxy statement.

PRINCIPAL SHAREHOLDERS OF PARK

      The following table furnishes information regarding the beneficial ownership of common shares, as of February 25, 2000, for each of the current directors, each of the nominees for election as a director, each of the executive officers, all directors and executive officers as a group and each person known to Park to beneficially own more than 5% of the outstanding common shares.

			Amount and Nature of
			Beneficial Ownership (1)

			Common Shares Which
			Can Be Acquired
Name of Beneficial			Upon Exercise of		Percent
Owner or Number of	Common Shares		Options Exercisable		of Class
of Persons in Group	Presently Held		Within 60 Days	Total	(2)

The Park National Bank, Trust Department 50 North Third Street Newark, OH 43055	1,334,381	(3)	0	1,334,381	13.7%

John L. Warner 868 Shoreham Road Newark, OH 43055	851,828	(4)	0	851,828	8.8%

Maureen Buchwald	1,524		1,303	2,827	(5)

James J. Cullers	8,510	(6)	651	9,161	(5)

C. Daniel DeLawder (7)	82,686	(8)	5,991	88,677	(5)

D. C. Fanello	1,049	(9)	0	1,049	(5)

R. William Geyer	4,882	(10)	0	4,882	(5)

Philip H. Jordan, Jr., Ph.D.	3,609	(11)	0	3,609	(5)

Howard E. LeFevre	47,989	(12)(13)	0	47,989	(5)

Phillip T. Leitnaker	2,513	(14)	0	2,513	(5)

Tami L. Longaberger	1,663		0	1,663	(5)

William T. McConnell (7)	193,630	(12)(15)	0	193,630	2.0%

James A. McElroy	34,702	(16)	1,303	36,005	(5)

John J. O’Neill	142,002	(12)	0	142,002	1.5%

William A. Phillips	8,793	(17)	0	8,793	(5)

J. Gilbert Reese	432,306	(12)(18)	0	432,306	4.4%

Rick R. Taylor	1,452		0	1,452	(5)

David C. Bowers (7)	28,329	(19)	4,200	32,529	(5)

All current executive officers and directors as a group (17 persons)	1,847,467	(20)	13,448	1,860,915	19.1%

      (1)  Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

      (2)  The percent of class is based on 9,719,637 common shares outstanding and entitled to vote on February 25, 2000 and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of that date.

      (3)  The Trust Department of The Park National Bank (“Park National Bank”), a wholly-owned subsidiary of Park, as the fiduciary of various agency, trust and estate accounts, beneficially owns 1,334,381 common shares. Park National Bank had sole voting and investment power with respect to 1,324,931 of these common shares and shared voting and investment power with respect to 9,450 of these common shares. The officers and directors of Park National Bank and Park disclaim beneficial ownership of the common shares beneficially owned by the Trust Department of Park National Bank. The number shown does not include common shares held by Park National Bank’s Trust Department in various trust accounts, as to which Park National Bank’s Trust Department has no voting or investment power.

      (4)  The number shown includes 358,386 common shares held by Mr. Warner in a family trust for which Mr. Warner serves as trustee and exercises sole voting and investment power; 9,450 common shares held in a family trust for which he serves as co-trustee with Park National Bank’s Trust Department and exercises shared voting and investment power; and 5,722 common shares held by the wife of Mr. Warner as to which she exercises sole voting and investment power.

      (5)  Represents ownership of less than 1% of the outstanding common shares.

      (6)  The number shown includes 592 common shares held by Mr. Cullers’ wife; 622 common shares held in a trust as to which Mr. Cullers has sole voting and investment power; 4,513 common shares held in a Keough plan maintained by Mr. Cullers’ law firm as to which Mr. Cullers has voting and investment power; 160 common shares held by Mr. Cullers as custodian for his grandchildren; and 88 common shares held by Mr. Cullers’ wife as custodian for their grandchildren. The number shown does not include 20,127 common shares held by Mr. Cullers as trustee of a trust as to which the grantor has retained sole voting and investment power.

      (7)  Executive officer of Park.

      (8)  The number shown includes 34,965 common shares held by the wife of Mr. DeLawder as to which she exercises sole voting and investment power; 1,073 common shares held by Mr. DeLawder’s daughter and 1,072 common shares held by Mr. DeLawder’s son as to which Mr. DeLawder exercises shared voting and investment power; and 6,477 common shares held for the account of Mr. DeLawder in the Park National Corporation Employees Voluntary Salary Deferral Plan and Trust (the “Park 401(k) Plan”).

      (9)  The number shown includes 1,049 common shares held in a trust as to which Mr. Fanello has sole voting and investment power; but does not include 420 common shares held in a grantor trust established for the benefit of the wife of Mr. Fanello, as to which common shares Mr. Fanello has no voting or investment power.

      (10)  The number shown includes 613 common shares held by the wife of Mr. Geyer as to which she exercises sole voting and investment power; and 2,835 common shares held in Mr. Geyer’s account in a Keough plan.

      (11)  The number shown includes 3,609 common shares held in a trust as to which Mr. Jordan has sole voting and investment power.

      (12)  The number shown does not include 27,803 common shares owned by the Newark Campus Development Fund, an Ohio not for profit corporation, of which the following directors of Park serve as officers and/or trustees: Messrs. LeFevre, McConnell, O’Neill and Reese. None of these individuals has the power to vote the common shares without the consent of a majority of the board of trustees and, therefore, each disclaims beneficial ownership of the common shares.

      (13)  The number shown includes 47,989 common shares held in an inter vivos trust created by Mr. LeFevre for which PNB’s Trust Department serves as trustee and Mr. LeFevre exercises sole voting and investment power.

      (14)  The number shown includes 980 common shares held jointly by Mr. Leitnaker and his wife as to which they share voting and investment power; and 525 common shares held by the wife of Mr. Leitnaker as to which she exercises sole voting or investment power.

      (15)  The number shown includes 70,954 common shares held by the wife of Mr. McConnell as to which she exercises sole voting and investment power; 16,170 common shares held in an inter vivos irrevocable trust established by Mr. McConnell as to which Park National Bank’s Trust Department serves as trustee; and 3,676 common shares held for the account of Mr. McConnell in the Park 401(k) Plan.

      (16)  The number shown includes 20,127 common shares held in a trust as to which Mr. McElroy exercises sole voting and investment power; 12,324 common shares owned by AMG Industries, Inc., a corporation controlled by Mr. McElroy; and 651 common shares held by Mr. McElroy’s wife as to which she exercises sole voting and investment power.

      (17)  The number shown includes 935 common shares held for the account of Mr. Phillips in the Park 401(k) Plan and 3,675 common shares held by Mr. Phillips’ wife as to which she exercises sole voting and investment power.

      (18)  The number shown includes 53,676 common shares held by the wife of Mr. Reese as to which she exercises sole voting and investment power.

      (19)  The number shown includes 4,250 common shares held for the account of Mr. Bowers in the Park 401(k) Plan and 2,921 common shares held by Mr. Bowers’ wife as to which she exercises sole voting and investment power.

      (20)  See Notes (4), (6) and (8) through (19) above.

ELECTION OF DIRECTORS

      In accordance with Section 2.02 of Park’s regulations, the board of directors has set the number of directors at sixteen and at six the number of directors to be elected at the annual meeting, each to hold office for terms of three years each and until his or her successor is elected and qualified. The individuals named in the accompanying proxy card intend to vote the common shares represented by the proxies received under this solicitation for the nominees named below who have been designated by the board of directors, unless otherwise instructed on the proxy card.

      The following information, as of February 25, 2000, concerning the age, principal occupation or employment, other affiliations and business experience of each nominee for re-election as a director has been furnished to Park by each director. Unless otherwise indicated, each individual has had his principal occupation for more than five years.

		Position(s) Held
		with Park and its
		Principal Subsidiaries	Director of Park	Nominee For
Nominee	Age	and Principal Occupation(s)	Continuously Since	Term Expiring In

James J. Cullers	69	Senior partner, Zelkowitz, Barry & Cullers, attorneys at law, Mount Vernon, Ohio; director of The First-Knox National Bank of Mount Vernon, a subsidiary of Park (“First-Knox National Bank”)	1997	2000

R. William Geyer	68	Partner, Kincaid, Taylor and Geyer, attorneys at law, Zanesville, Ohio; director of Century National Bank, a subsidiary of Park	1992	2000

William T. McConnell	66	Chairman of the Board since 1994, Chief Executive Officer from 1986 to January 1999, and President from 1986 to 1994, of Park; Chairman of the Board since 1993, Chief Executive Officer from 1983 to January 1999, President from 1979 to 1993, and director of Park National Bank; director of Century National Bank; director of First-Knox National Bank	1986	2000

James A. McElroy	67	Chairman of the Board, AMG Industries, Inc. (manufacturer of automobile parts), Mount Vernon, Ohio; director of First-Knox National Bank	1997	2000

		Position(s) Held
		with Park and its
		Principal Subsidiaries	Director of Park	Nominee For
Nominee	Age	and Principal Occupation(s)	Continuously Since	Term Expiring In

William A. Phillips	67	Chairman of the Board since 1986, Chief Executive Officer from 1986 to 1998, and director of Century National Bank	1990	2000

John L. Warner	72	Agent, Dawson, Coleman & Wallace Insurance Agency, Inc. (successor to W. A. Wallace Co.), Newark, Ohio (insurance); director of Park National Bank	1987	2000

      The following information, as of February 25, 2000, concerning the age, principal occupation or employment, other affiliations and business experience of the continuing directors of Park has been furnished to Park by each director. Unless otherwise indicated, each individual has had his or her principal occupation for more than five years.

		Position(s) Held
		with Park and its
		Principal Subsidiaries	Director of Park
Name	Age	and Principal Occupation(s)	Continuously Since	Term Expires In

Maureen Buchwald	68	Vice President of Ariel Corporation (manufacturer of reciprocating compressors) until her retirement in 1997; director of First-Knox National Bank	1997	2001

C. Daniel DeLawder	50	Chief Executive Officer since January 1999, and President since 1994, of Park; Chief Executive Officer since January 1999, President since 1993, Executive Vice President from 1992 to 1993, and director of Park National Bank; Chairman of Advisory Board since 1989, and President from 1985 to 1992, of the Fairfield National Division of Park National Bank; director of The Richland Trust Company, a subsidiary of Park (“Richland Trust Company”)	1994	2002

		Position(s) Held
		with Park and its
		Principal Subsidiaries	Director of Park
Name	Age	and Principal Occupation(s)	Continuously Since	Term Expires In

D. C. Fanello	78	Vice Chairman and Founder of Shiloh Corporation, Mansfield, Ohio (stamping/blanking); director of Richland Trust Company	1990	2001

Philip H. Jordan, Jr., Ph.D.	68	Retired. From 1975 to 1995, President of Kenyon College; Chairman of the Board and director of First-Knox National Bank	1997	2002

Howard E. LeFevre	92	Chairman of the Board of Freight Service, Inc., Newark, Ohio (leasing and warehousing); director of Park National Bank	1987	2002

Phillip T. Leitnaker	72	President and owner of Phillip Leitnaker Construction, Inc., Baltimore, Ohio (construction company); owner of Leitnaker Farms, Baltimore, Ohio (farming); President and majority owner of D & B Paving Company, Baltimore, Ohio (paving company); member of Advisory Board of Fairfield National Division of Park National Bank	1990	2001

Tami L. Longaberger	38	Chief Executive Officer since 1998, President since 1994, and President, Sales and Marketing, from 1991 to 1993, of The Longaberger Company, Dresden, Ohio (specialty goods manufacturer); director of Century National Bank	1996	2002

John J. O’Neill	79	President/Owner of Southgate Corporation, Newark, Ohio (real estate development and management); director of Park National Bank	1987	2002

		Position(s) Held
		with Park and its
		Principal Subsidiaries	Director of Park
Name	Age	and Principal Occupation(s)	Continuously Since	Term Expires In

J. Gilbert Reese	74	Senior partner, Reese, Pyle, Drake & Meyer, P.L.L., attorneys at law, Newark, Ohio; Chairman Emeritus of First Federal Savings and Loan Association of Newark, Newark, Ohio; director of Park National Bank	1987	2001

Rick R. Taylor	52	President of Jay Plastics Corp., Mansfield, Ohio (plastic parts manufacturer); director of Richland Trust Company	1995	2001

Nomination Procedure

      Park shareholders desiring to nominate candidates for election as directors must provide timely notice thereof in writing. To be timely, a shareholder’s notice must be delivered or mailed to the President of Park. Under Park’s regulations, a shareholder must deliver or mail the director nomination not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of meting was mailed. Each shareholder nomination must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of common shares that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of common shares beneficially owned by the notifying shareholder. Nominations for the 2000 annual meeting must be delivered or mailed by April 3, 2000.

Recommendation and Vote

      Under Ohio law and Park’s regulations, the six nominees receiving the greatest number of votes will be elected.

      Common shares represented by the accompanying proxy card will be voted FOR the election of the board of directors’ nominees named above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided on the proxy card, withhold the authority to vote for one or more nominees. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

      The board of directors recommends a vote FOR the election of the nominees listed above.

Committees and Meetings of the Board of Directors

      The board of directors held four meetings during the 1999 fiscal year. Each incumbent director attended 75% or more of the aggregate of the number of meetings held by the board of directors and the number of meetings held by all committees of the board of directors on which he or she served, except for Tami L. Longaberger who attended 50%.

      The board of directors has an audit committee comprised of Howard E. LeFevre, R. William Geyer and John L. Warner. The function of the audit committee is to review the adequacy of Park’s system of internal controls, to investigate the scope and adequacy of the work of Park’s independent auditors, and to recommend to the board of directors a firm of accountants to serve as Park’s independent auditors. The audit committee met four times during the 1999 fiscal year.

      The board of directors has an executive committee comprised of C. Daniel DeLawder, Howard E. LeFevre, William T. McConnell, John J. O’Neill, J. Gilbert Reese and John L. Warner. The executive committee performs the functions of a compensation committee. The executive committee reviews and recommends for approval by the board of directors compensation and benefit plans for officers of Park, supervises the operation of Park’s compensation plans and selects those eligible employees who may participate in each plan (where selection is required). The executive committee also reviews large loans proposed to be made by Park’s bank subsidiaries. The executive committee met seven times during the 1999 fiscal year.

      The board of directors does not have a standing nominating committee or committee performing similar functions.

Compensation of Directors

      Each director of Park who is not an employee of Park or one of its subsidiaries receives as fees an annual retainer (which was paid in the form of 100 common shares for the 1999 fiscal year), $750 for each meeting of Park’s board of directors attended and $200 for each meeting of a committee of the board of directors attended. If the date of a meeting of the board of directors is changed from that provided for by resolution of the board of directors and a non-employee director is unable to attend the rescheduled meeting, he or she receives $750 as though he or she had attended the meeting. Messrs. DeLawder, McConnell and Phillips receive no compensation for serving as members of the board of directors since they are employees of Park and/or one of its subsidiaries.

      Park and its subsidiaries maintain a life insurance policy with a death benefit of $100,000 on behalf of each director of Park who is not an executive officer of Park or one of its subsidiaries. The director has the right to designate the beneficiary to whom his or her share of the proceeds under the policy is to be paid. A director becomes fully vested under his or her policy after three years of service. Park and its subsidiaries maintain on behalf of each director who is an executive officer of Park or one of its subsidiaries, in his capacity as an executive officer, a life insurance policy which will have a death benefit equal to approximately two times the named executive officer’s highest annual total compensation during his employment with Park and its subsidiaries. The executive officer has the right to designate the beneficiary to whom his share of the proceeds under the policy is to be paid. An executive officer’s policy remains in effect following his retirement as long as specified conditions are satisfied.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The executive committee of Park’s board of directors performs the functions of a compensation committee. C. Daniel DeLawder, who is Chief Executive Officer and President of Park and Park National Bank, serves as a member of the executive committee. William T. McConnell, who serves as Chairman of the Board of Park and Park National Bank, serves as a member of the executive committee. Mr. McConnell sits on the board of directors of Freight Service, Inc. but not on its compensation committee. Howard E. LeFevre, Chairman of the Board and a director of Freight Service, Inc., serves as a member of the executive committee of Park’s board of directors.

      J. Gilbert Reese, who is senior partner in the law firm of Reese, Pyle, Drake & Meyer, P.L.L. which rendered legal services to certain of Park’s subsidiaries during the 1999 fiscal year and continues to do so, is a member of the executive committee.

      John L. Warner, who serves as an agent for Dawson, Coleman & Wallace Insurance Agency, Inc. (and served as an agent for W.A. Wallace Co. prior to its acquisition by Dawson, Coleman & Wallace, in January 1999), also serves as a member of Park’s executive committee. During the 1999 fiscal year, Park and its subsidiaries purchased insurance through these two agencies. The aggregate premiums paid to Dawson, Coleman & Wallace (and W.A. Wallace Co. prior to the acquisition) by Park and its subsidiaries during 1999 were $351,113.

REPORT OF THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

Overall Philosophy and Administration

      The executive officers of Park receive no compensation directly from Park. Instead, they are paid by Park National Bank for services rendered in their capacities as executive officers of Park and Park National Bank. The board of directors of Park has a six-member executive committee, comprised of four outside directors and Messrs. McConnell and DeLawder. One function of the executive committee is to review and recommend officer compensation levels and Park benefit plans and to forecast future personnel needs of Park. During 1999, no decisions of the executive committee were modified or rejected in any material way by the boards of directors of Park National Bank or Park. Messrs. DeLawder and McConnell do not vote on any matters with respect to their own compensation.

      Park’s compensation philosophy reflects a commitment to pay for performance. The compensation program for all officers, including executive officers, consists of three primary elements – a base salary component, an incentive bonus component and a stock option component. The combination of base salary and incentive bonus is designed to tie compensation levels to overall performance by Park and its subsidiaries and individual performance of the executive officers. Park’s cash compensation philosophy reflects a significant part of total executive cash compensation to be “at risk” in the form of an incentive bonus based on the performance of Park and its subsidiaries. The ratio of the incentive bonus to total cash compensation ranged from 52% to 57% for 1999, from 44% to 58% for 1998, and from 56% to 69% for 1997, for the executive officers of Park participating in Park’s incentive bonus plan.

      Park believes that it is also important to provide compensation which serves to incentivize long-term corporate financial performance. In that regard, the board of directors of Park adopted, and the shareholders of Park approved, the 1995 incentive stock option plan. Under the 1995 incentive stock option plan, officers and other key employees of Park and its subsidiaries are selected by the executive committee to receive incentive stock options each of which has an option exercise price equal to 100% of the fair market value of Park’s common shares on the date of grant. If there is no appreciation in the market value of the common shares, the incentive stock options will be valueless. Thus, in contrast to base salary and incentive bonus, option grants are tied directly to the price performance of the common shares. At the time of exercise of an incentive stock option (other than an exercise following death, disability or normal retirement), the option holder must enter into an agreement with Park providing that the common shares acquired upon exercise may not be sold or otherwise disposed of to any person other than Park for a period of five years after the date of exercise. This provides a further shared interest by the option holders and the shareholders of Park in the price performance of the common shares.

      Section 162(m) of the Internal Revenue Code prohibits the deduction by Park of compensation paid to a “covered employee” in excess of $1,000,000 per year, unless specified requirements (relating primarily to “performance-based compensation”) are met. Generally, Park’s covered employees are its executive officers. None of Park’s executive officers received more than $1,000,000 of compensation from Park and its subsidiaries in 1999, and the executive committee does not anticipate that any of Park’s executive officers will receive more than $1,000,000 in compensation from Park and its subsidiaries in 2000. Accordingly, the executive committee does not believe that Section 162(m) will limit the deductibility of the executive compensation that Park and its subsidiaries will pay in 2000.

Base Salary

      Base salaries for the 1999 fiscal year reported in this proxy statement were determined by the executive committee in December, 1998. The actual salary received by each executive officer was determined by the executive committee based upon a subjective evaluation of the individual responsibilities and contributions of the executive officer and Park’s strong 1998 financial results. While these factors have a general influence on the determination of the amount of base salary to be paid to each executive officer, no specific weighting is given to any of these factors and the relevance on each factor varies from individual to individual. In determining Mr. DeLawder’s base salary for 1999, the executive committee also considered the additional responsibilities for day-to-day operations he would assume upon becoming Chief Executive Officer in January of 1999. Mr. DeLawder’s salary for 1999 represented 43% of his total annual cash compensation.

Incentive Bonus

      The executive committee administers Park’s incentive bonus plan which enables the officers of Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division) and Guardian Financial Services Company (“Guardian Financial”) to share in any above-average return on equity (net income divided by average equity) which Park may generate during a fiscal year. In 1999, all officers of Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division) and Guardian Financial were eligible to participate in the incentive bonus plan. Mr. McConnell elected not to participate in the incentive bonus plan in 1999. Mr. McConnell’s responsibilities changed significantly when Mr. DeLawder assumed the role of the Chief Executive Officer in January 1999. Mr. McConnell continues to be heavily involved in making overall policy and other major decisions related to the management of Park but plays less of a role in respect of the day-to-day operations of Park.

      Above-average return on equity is defined as the amount by which the net income to average equity ratio of Park exceeds the median net income to average equity ratio of all U.S. bank holding companies of similar asset size ($1 billion to $3 billion). A formula determines the amount, if any, by which Park’s return on equity ratio exceeds the median return on equity ratio of these peer bank holding companies. Twenty percent (20%) of that amount on a before-tax equivalent basis is available for incentive compensation. If Park’s return on equity ratio is equal to or less than that of the peer group, no incentive compensation will be available with respect to that year. As President and Chief Executive Officer of Park and Park National Bank, Mr. DeLawder received a fixed percentage of the amount available for incentive compensation as determined by the board of directors. After deducting that amount, the remaining amount was distributed to the officers of Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division) and Guardian Financial on the basis of their respective contributions to Park’s meeting its short-term and long-term financial goals during 1999, which contributions were subjectively determined by the Chairman of the Board and the President of Park and approved by the executive committee of the board of directors. Recommendations of the presidents of Park’s subsidiaries were considered when determining incentive bonus amounts for officers of those subsidiaries. The determination of the amounts of incentive bonus to be paid for a fiscal year and the payment of those amounts are made during the first two quarters of the next fiscal year. Park National’s return on equity ratio for the 1999 fiscal year exceeded the median return on equity ratio of its peer bank holding companies. As of the date of this proxy statement, Mr. DeLawder has been paid $436,261 under the incentive bonus plan for the 1999 fiscal year. Any additional incentive bonus paid to him for the 1999 fiscal year will be disclosed as earned in 1999 in next year’s proxy statement.

Stock Options

      In proposing the 1995 incentive stock option plan to the board of directors for approval in 1995, Mr. McConnell voluntarily elected not to participate in the plan. Mr. McConnell holds a substantial number of Park National common shares and believes the 1995 plan is more effective in achieving its goal of long-term ownership among the officers and other key employees of Park and its subsidiaries if the grants made under the plan are directed toward high-performing, younger officers who have not yet acquired a significant ownership interest in Park. The executive committee has generally granted incentive stock options based upon this same philosophy.

      In 1999, the executive committee approved the grant of original incentive stock options covering an aggregate of 56,344 common shares to 205 key employees of Park and its subsidiaries, including the grant made to Mr. DeLawder described in the “Grants of Options” table. When an option is exercised, the executive committee automatically grants a new reload option covering the same number of common shares as were the subject of the exercise; provided, that an optionee:

•	may not be granted reload options in any one year of the term of the original option as established on the date of grant of the original option covering, with respect to all reload options granted in that one year, more than the number of common shares which were subject to the original option on the date of grant of the original option; and

•	will be granted a reload option covering only that number of common shares which will allow the reload options and any other outstanding options granted to the optionee under the 1995 incentive stock option plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

      During 1999, reload options covering an aggregate of 15,063 common shares were granted as a result of the exercise of options. Each incentive stock option (whether an original option or a reload option) was granted with an exercise price equal to the fair market value of the common shares on the date of grant and was fully exercisable as of the grant date. The executive committee granted the original options based on its subjective determination of the relative current and future contributions each prospective optionee has made and may make to the long-term welfare of Park and its subsidiaries.

Other Compensation

      Park’s officers and officers and employees of Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division) and Guardian Financial are encouraged individually and collectively to maintain a significant long-term stock ownership position in Park. This is fostered not only through the grant of incentive stock options under the 1995 incentive stock option plan, but also by the Park National 401(k) plan which affords a participant the ability to receive matching contributions representing a greater percentage of the participant’s contributions if those contributions are invested in common shares. Since Mr. McConnell already holds a substantial number of common shares, he elected not to accept the increased match when he chose to invest his funds in the 401(k) plan in common shares.

      The executive committee adopted the Park National Supplemental Executive Retirement Plan or “SERP” in December, 1996. The SERP currently benefits 29 officers of Park and its subsidiaries. The SERP is a non-qualified benefit plan designed to restore benefits lost due to limitations under the Internal Revenue Code on the amount of compensation covered by and the benefits payable under a defined benefit plan. Park National has purchased life insurance contracts to fund the SERP. The SERP is designed to provide a monthly retirement benefit of $4,433, $10,662, and $4,686 for Messrs. McConnell, DeLawder and Bowers, respectively. The SERP also provides a life insurance benefit for officers of Park and its subsidiaries participating in the SERP that die before age 86. These additional benefits will only be achieved if the investment from the insurance contracts on funds invested in the contracts exceed a base level return to Park during the life of each officer.

      Submitted by the Executive Committee of the Board of Directors:

C. Daniel DeLawder, Howard E. LeFevre, William T. McConnell,
John J. O’Neill, J. Gilbert Reese and John L. Warner

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Other Compensation

      The following table shows, for the last three fiscal years, the cash compensation paid by Park and its subsidiaries, as well as other compensation paid or accrued for those years, to each of Park’s executive officers.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation

		Annual Compensation		Awards

				Common Shares
Name and				Underlying	All Other
Principal Position	Year	Salary ($)	Bonus($)(1)	Options(#)(2)	Compensation ($)

William T

McConnell, Chairman of the Board of	1999	$326,000	$0	0	$11,204	(4)

Park and Park	1998	$325,988	$423,942	0	$8,276

National Bank (3)	1997	$166,400	$373,895	0	$7,657

C. Daniel DeLawder, President and Chief Executive Officer	1999	$326,000	$436,261	1,050	$8,491	(4)

of Park and Park	1998	$217,000	$311,799	1,050	$6,983

National Bank (3)	1997	$110,000	$249,263	1,732	$6,366

David C. Bowers, Secretary of Park and Executive Vice	1999	$167,000	$181,508	0	$8,322	(4)

President of Park	1998	$164,000	$137,403	1,050	$7,242

National Bank (3)	1997	$97,000	$122,554	1,706	$6,549

      (1)  All bonuses reported were earned under Park’s incentive bonus plan. The amount of the bonus reported for each executive officer for 1999 reflects the amount of bonus determined and paid for the 1999 fiscal year as of the date of this proxy statement. Any additional bonus determined to have been earned by the named executive officers for the 1999 fiscal year will be disclosed as earned in 1999 in next year’s proxy statement.

      (2)  These numbers represent options for common shares granted under the 1995 incentive stock option plan. Each number has been adjusted to reflect a 5% share dividend distributed on December 15, 1999. See table under “Grants of Options” for more detailed information on these options.

      (3)  Mr. McConnell stepped down from his positions as Chief Executive Officer of Park and Park National Bank and Mr. DeLawder assumed those positions effective January 1, 1999. Mr. Bowers became Executive Vice President of Park National Bank on January 1, 1999.

      (4)  “All Other Compensation” for 1999 for Messrs. McConnell, DeLawder and Bowers includes (a) the amounts of $7,065, $2,150 and $2,236, respectively, representing the amount of the premium deemed to have been paid on behalf of each executive officer under a “split-dollar” life insurance policy which has a death benefit equal to approximately two times the named executive officer’s highest annual total compensation during his employment with Park National Bank; (b) the amounts of $1,000, $5,000 and $5,000, respectively, representing contributions to the Park 401(k) Plan on their behalf to match 1999 pre-tax elective deferral contributions (included under “Salary”) made by each executive officer to the Park 401(k) Plan; and (c) the amounts of $3,139, $1,341 and $1,086, respectively, representing the amount of the premium deemed to have been paid on behalf of each executive officer under the life insurance policy which funds that officer’s account under the SERP.

Grants of Options

      The following table summarizes information concerning individual grants of options made during the 1999 fiscal year to each of the executive officers of Park. Park has never granted stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
	Number of		% of Total			Value at Assumed
	Common Shares		Options			Annual Rates of Share
	Underlying		Granted to	Exercise		Price Appreciation
	Options		Employees in	Price	Expiration	for Option Term(1)
Name	Granted(#)		Fiscal Year	($/Share)	Date	5%($)	10%($)

William T. McConnell	0		—	—	—	—	—

C. Daniel DeLawder	1,050	(2)(3)	1.47%	$90.48 (2)	5/11/04	$26,250	$58,002

David C. Bowers	0		—	—	—	—	—

      (1)  The amounts reflected in this table represent the specified assumed rates of appreciation only and have been rounded to the nearest whole dollar. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the common shares over the term of the option. There can be no assurances that the potential realizable values reflected in this table will be achieved.

      (2)  This option was granted under the 1995 incentive stock option plan as an original option and was fully exercisable as of the grant date (May 11, 1999). The number of common shares underlying the option and the exercise price have been adjusted to reflect the 5% share dividend distributed by Park on December 15, 1999.

      (3)  Upon the exercise of an option, the executive committee which administers the 1995 incentive stock option plan will automatically grant a new reload option covering the same number of common shares as were the subject of the exercise; however, an optionee (a) may not be granted reload options in any one year of the term of the original option as established on the date of grant of the original option covering, with respect to all reload options granted in that one year, more than the number of common shares which were subject to the original option on the date of grant of the original option; and (b) will be granted a reload option covering only that number of common shares which will allow the reload option and any other outstanding options granted to the optionee under the 1995 incentive stock option plan to qualify as incentive stock options under Section 422 of the Internal Revenue Code. If an option is exercised on or after the optionee’s termination of employment, no reload options will be granted in connection with the exercise. If an optionee is terminated due to his retirement, his options may thereafter be exercised in full for a period of three months, subject to the stated term of the options. If an optionee’s employment terminates due to his death or long-term disability, his options may thereafter be exercised in full for a period of one year, subject to the stated term of the options. If an optionee’s employment is terminated for any other reason, his options are forfeited.

Option Exercises and Holdings

      The following table summarizes information concerning unexercised options held as of the end of the 1999 fiscal year by each of the executive officers of Park. No executive officer exercised options during the 1999 fiscal year.

AGGREGATED FISCAL YEAR-END OPTION VALUES

	Number of Common Shares			Value of Unexercised
	Underlying Unexercised			In-the-Money
	Options at Fiscal Year-End (#)			Options at Fiscal Year-End($)(1)

Name	Exercisable		Unexercisable	Exercisable		Unexercisable

William T. McConnell	0		0	—		—

C. Daniel DeLawder	5,991	(2)	0	$189,206	(2)	—

David C. Bowers	4,200	(2)	0	$151,513	(2)	—

      (1)  “Value of Unexercised In-the-Money Options at Fiscal Year-End” is based upon the fair market value of the common shares on December 31, 1999 ($96.00) less the exercise price of in-the-money options at the end of the 1999 fiscal year; and has been rounded to the nearest whole dollar.

      (2)  These numbers have been adjusted to reflect the 5% share dividend distributed by Park on December 15, 1999.

Pension Plan; Supplemental Executive Retirement Plan

      The following table shows the estimated pension benefits payable to a covered participant assuming retirement at a “normal retirement age” of 65 on October 1, 1999 under the Park pension plan based on compensation that is covered under the Park pension plan, years of service with Park and its subsidiaries and payment in the form of a 10-year certain and life annuity:

PENSION PLAN TABLE

Estimated Annual Pension Benefits (rounded to nearest $100)(1)

Based on Years of Credited Service Indicated

Annualized	Years of Credited Service
Average Monthly
Compensation	10	15	20	25	30	35 or more

$100,000	$11,600	$17,400	$23,200	$29,000	$34,000	$39,700
125,000	14,600	21,800	29,100	36,400	43,700	51,000
150,000	17,900	26,700	35,600	44,400	53,300	62,200
160,000 and more	19,100	28,600	38,100	47,700	57,200	66,700

      (1)  Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park pension plan, and the amount of plan benefits payable annually under such a plan. The Park pension plan is operated in compliance with these provisions.

plan, and the amount of plan benefits payable annually under such a plan. The Park pension plan is operated in compliance with these provisions.

      The Park pension plan covers employees of Park, Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank, First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division) and Guardian Financial who have attained age 21 and completed one year of credited service. The Park pension plan is funded and noncontributory.

      A participant’s “average monthly compensation” for purposes of the Park pension plan is based upon an amount equal to the total compensation paid by Park or one of its subsidiaries, including elective deferral contributions, for the five consecutive years of credited service which produce the highest annual compensation within the last ten years preceding retirement, divided by sixty. The projected “annualized average monthly compensation” as of the October 1, 1999 anniversary of the Park pension plan was $160,000 for each of Messrs. McConnell, DeLawder and Bowers. Messrs. McConnell, DeLawder and Bowers had approximately 39, 28 and 13 years of credited service, respectively, under the Park pension plan as of October 1, 1999.

      Benefits under the Park pension plan become fully vested upon five years of credited service. The Park pension plan provides for the payment of monthly benefits at “normal retirement date” (the later of age 65 or the fifth anniversary of the time participation in the Park pension plan commenced, but no later than age 70 1/2) based upon 29% of an employee’s average monthly compensation up to “covered compensation” (as determined annually from a table prepared by the Internal Revenue Service) plus 45% of an employee’s average monthly compensation in excess of covered compensation, with benefits being reduced by 1/420th for each month of credited service less than 420 months at normal retirement date. The Park pension plan also provides for the payment of minimum monthly benefits at normal retirement date based upon 29% of an employee’s average monthly compensation, with minimum benefits being reduced 1/300th for each month of credited service less than 300 months at normal retirement date. Benefits payable under the Park pension plan are not subject to any deduction for Social Security benefits. Benefits payable under the Park pension plan are adjusted for retirement before normal retirement date. The normal form of payment of retirement benefits under the Park pension plan will be a life annuity with 120 monthly payments guaranteed. Various other payment options are available under the Park pension plan.

      Park adopted the SERP in December 1996. The SERP currently benefits 29 officers of Park and its subsidiaries. The SERP is a non-qualified benefit plan designed to restore benefits lost due to limitations under the Internal Revenue Code on the amount of compensation covered by and the benefits payable under a defined benefit plan. Park has purchased life insurance contracts to fund the SERP. The SERP is designed to provide a monthly retirement benefit of $4,433, $10,662 and $4,686 for Messrs. McConnell, DeLawder and Bowers, respectively. The SERP also provides a life insurance benefit for officers of Park and its subsidiaries participating in the SERP who die before age 86. These additional benefits will only be achieved if the investment from the insurance contracts on funds invested in the contracts exceed a base level return to Park during the life of each officer.

TRANSACTIONS INVOLVING MANAGEMENT

      As discussed more fully in the section entitled “COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION,” during the 1999 fiscal year, Park and its subsidiaries purchased insurance through Dawson, Coleman & Wallace Insurance Agency, Inc. (and its predecessor W. A. Wallace Co.) for which John L. Warner, a director of Park, serves as an agent.

      J. Gilbert Reese, a director of Park, is senior partner in the law firm of Reese, Pyle, Drake & Meyer, P.L.L. which rendered legal services to certain of Park’s subsidiaries during the 1999 fiscal year and continues to do so.

      R. William Geyer, a director of Park, is a partner in the law firm of Kincaid, Taylor and Geyer which rendered legal services to certain of Park’s subsidiaries during the 1999 fiscal year and continues to do so.

      James J. Cullers, a director of Park, is senior partner in the law firm of Zelkowitz, Barry & Cullers which rendered legal services to certain of Park’s subsidiaries during the 1999 fiscal year and continues to do so.

      Directors and executive officers of Park, members of their immediate families and corporations or organizations with which they are affiliated had banking transactions with Park National Bank (both the Park National Division and the Fairfield National Division), Richland Trust Company, Century National Bank and First-Knox National Bank (both the First-Knox National Division and the Farmers and Savings Division), in the ordinary course of their respective businesses, during the 1999 fiscal year. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons. These loans have been subject to and are presently subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The aggregate amount of loans to the seventeen directors and executive officers of Park and their associates as a group at December 31, 1999 was approximately $21,710,000. In addition, loans to the directors and executive officers of Park’s subsidiaries, who are not also directors or executive officers of Park, totaled approximately $31,028,000 at December 31, 1999. As of the date of this proxy statement, all of these loans were performing loans.

PERFORMANCE GRAPH

      The following line graph compares the monthly percentage change in the cumulative total shareholder return on Park’s common shares with an index for AMEX Stock Market (U.S. Companies) comprised of all domestic common shares traded on the American Stock Exchange, an index for Nasdaq Stock Market (U.S. Companies) comprised of all domestic common shares traded on The Nasdaq National Market and the Nasdaq SmallCap Market and an index for Nasdaq Bank Stocks comprised of all depository institutions (SIC Code # 602) and holding and other investment companies (SIC Code # 671) that are traded on The Nasdaq National Market and the Nasdaq SmallCap Market (“Nasdaq Bank Stocks”), for the five-year period from December 31, 1994 to December 31, 1999. The “Nasdaq Bank Stocks” index is comprised of stocks of banks and other depository institutions and their holding companies, a number of which Park considers to be within its peer group. The “AMEX Financial Stocks” index includes the stocks of banks, thrifts, finance companies and securities broker-dealers. Park believes that the Nasdaq Bank Stocks index is, therefore, the most appropriate industry index available to compare to the cumulative total returns of Park’s common shares. However, since the Park common shares are traded on the American Stock Exchange, beginning with this proxy statement, Park is using and will use the AMEX Stock Market (U.S. Companies) index as the broad equity market index instead of the Nasdaq Stock Market (U.S. Companies) index for comparative purposes.

COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
As of 12/31/99

[Performance Graph]

	12/30/94	12/29/95	12/31/96	12/31/97	12/31/98	12/31/99

Park National Corporation	100.0	115.4	131.8	224.8	268.5	269.4

Nasdaq Stock Market (US Companies)	100.0	141.3	173.8	213.0	300.2	542.4

AMEX Stock Market (US Companies)	100.0	128.6	130.7	163.4	175.4	224.1

Nasdaq Bank Stocks	100.0	149.0	196.7	329.3	327.1	314.4

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.

D.	The index level for all series was set to $100.00 on 12/30/94.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Proposals by shareholders intended to be presented at the 2001 annual meeting of shareholders must be received by the Secretary of Park no later than November 14, 2000, to be included in Park’s proxy card, notice of meeting and proxy statement relating to that meeting. Upon receipt of any proposal, Park will determine whether or not to include the proposal in the proxy statement and proxy card in accordance with applicable rules and regulations promulgated by the SEC.

      The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the board of directors. If a shareholder intends to present a proposal at the 2001 annual meeting of shareholders and does not notify Park of the proposal by January 28, 2001, the proxies solicited by Park’s board of directors for use at the 2001 annual meeting may be voted on the proposal without discussion of the proposal in Park’s proxy statement for that annual meeting.

      In each case, written notice must be given to Park’s Secretary, whose name and address are:

David C. Bowers, Secretary 50 North Third Street Post Office Box 3500 Newark, OH 43058-3500

      Shareholders desiring to nominate candidates for election as directors at the 2001 annual meeting must follow the procedures described in “ELECTION OF DIRECTORS — Nomination Procedure.”

NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The board of directors of Park has selected Ernst & Young LLP to serve as independent auditors for the 2000 fiscal year. That firm has served as Park’s independent auditors since July 1994. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER MATTERS

      As of the date of this proxy statement, the board of directors is aware of no other matter that will be presented for action at the annual meeting. However, if any other matter requiring a vote of the shareholders properly comes before the annual meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

      It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the annual meeting in person are urged to fill in, sign and return the enclosed proxy card in the self-addressed envelope furnished herewith.

By Order of the Board of Directors,

/s/ David C. Bowers

David C. Bowers, Secretary

March 14, 2000

[X] PLEASE MARK VOTES                     REVOCABLE PROXY
    AS IN THIS EXAMPLE              PARK NATIONAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 2000
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

       The undersigned holder(s) of common shares of Park National Corporation, an Ohio corporation (the "Company"), hereby constitutes and appoints Philip H.
Jordan, Jr., Ph.D., Howard E. LeFevre and John J. O'Neill, or any of them, the
Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be
held on April 17, 2000, at the offices of The Park National Bank, 50 North Third
Street, Newark, Ohio, at 2:00 p.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

                                           WITH-   FOR ALL
1.  TO ELECT AS DIRECTORS OF      FOR      HOLD    EXCEPT
    THE COMPANY ALL OF THE        [  ]     [  ]    [  ]
    NOMINEES LISTED BELOW TO
    SERVE TERMS OF THREE YEARS
    EACH (EXCEPT AS MARKED TO
    THE CONTRARY BELOW).*

JAMES J. CULLERS       WILLIAM T. MCCONNELL    WILLIAM A. PHILLIPS
R. WILLIAM GEYER       JAMES A. MCELROY         JOHN L. WARNER

*INSTRUCTION:  TO WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
"FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

------------------------------------------------------------

2.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
    MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY
    PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

Please be sure to sign and date this proxy card in the boxes below and to the right:
                                    [DATE                 ]

SHAREHOLDER SIGN TO RIGHT                      CO-HOLDER (IF ANY) SIGN TO RIGHT

-------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage-paid envelope provided.

                            PARK NATIONAL CORPORATION

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY.

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY
CARD WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO
CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE
VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE
COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR
ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY
STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES
REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON
SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

     All proxies previously given or executed by the above signed are hereby revoked. The above signed acknowledges receipt of the accompanying Notice of
Annual Meeting of Shareholders and Proxy Statement for the April 17, 2000
meeting and the Annual Report to Shareholders for the fiscal year ended December
31, 1999.

     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as
Executor, Administrator, Trustee, Guardian, Attorney or Agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign that entity's name by authorized person. (Please note any change of address on this proxy card.)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           PARK NATIONAL CORPORATION.
         PLEASE ACT PROMPTLY -- SIGN, DATE & MAIL YOUR PROXY CARD TODAY